EXHIBIT 9(B)
                             SOUND SHORE FUND, INC.
                            TRANSFER AGENCY AGREEMENT


         AGREEMENT, dated as of January 29, 1998, between Sound Shore Fund, Inc. (the "Fund"), a corporation operating as an open-end investment company under the Investment Company Act of 1940, duly organized and existing under the laws of the State of Maryland, and Forum Shareholder Services, LLC ("FSS"), a corporation organized under the laws of the State of Delaware.

         WHEREAS, FSS has agreed to act as Transfer Agent for the Fund for the purpose of recording the transfer, issuance and redemption of Shares of the Fund, transferring the Shares of the Fund and disbursing dividends and other distributions to Shareholders;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

         SECTION 1. The Fund hereby appoints FSS as its Transfer Agent and FSS agrees to act in such capacity upon the terms set forth in this Agreement.

         SECTION 2. The Fund shall furnish to FSS a supply of blank Share Certificates and, from time to time, will renew such supply upon FSS's request. Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized to sign by law or the By-Laws of the Fund and, if required by FSS, shall bear the Fund's seal or a facsimile thereof.

         SECTION 3. FSS shall make original  issues of Shares in accordance with
Section 13 below and the Fund's then current prospectus (the "Prospectus"), upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Fund's Board of Directors authorizing the issuance,
(iii) necessary funds for the payment of any original issue tax applicable to such Shares, and (iv) an opinion of the Fund's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the Securities and Exchange Commission, as required by Rule 24f-2 of the Investment Company Act of 1940, as amended from time to time. If the opinion described in (iv) above is contingent upon a filing under such rule, the Fund shall fully indemnify FSS for any liability arising from the failure of the Fund to comply with such rule.

         SECTION 4. Transfers of Shares shall be registered and, subject to the provisions of Section 10, new Share Certificates shall be issued by FSS upon surrender of outstanding Share Certificates in the form deemed by FSS to be properly endorsed for transfer, which form shall include (i) all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a domestic commercial bank, (ii) such assurances as FSS may deem necessary to evidence the genuineness and effectiveness of each endorsement and
(iii) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         SECTION 5. FSS shall forward Share Certificates in "non-negotiable" form by first-class or registered mail, or by whatever means FSS deems equally reliable and expeditious. While in transit to the addressee, all deliveries of Share Certificates shall be insured by FSS as it deems appropriate. FSS shall not mail Share Certificates in "negotiable" form, unless requested in writing by the Fund and fully indemnified by the Fund to FSS's satisfaction.

         SECTION 6. In registering transfers of Shares, FSS may rely upon the Uniform Commercial Code as in effect in the State of Maine, or any other statutes that, in the opinion of FSS's counsel, protect FSS and the Fund from liability arising from (i) not requiring complete documentation, (ii)
registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry or (iv) refusing registration whenever an adverse claim requires such refusal.

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

         SECTION 7. FSS may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity satisfactory to FSS, and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates as FSS deems appropriate.

         SECTION 8. Unless otherwise directed by the Fund, FSS may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Fund. The Fund shall file promptly with FSS approval, adoption or ratification of such action as may be required by law or by FSS.

         SECTION 9. FSS shall maintain customary stock registry records for the Fund, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates. FSS may also maintain an account entitled
"Unissued Certificate Account," in which it will record the Shares, and fractions thereof, issued and outstanding from time to time for which issuance of Share Certificates has not been requested. FSS is authorized to keep records containing the names and addresses of record of Shareholders, and the number of Shares, and fractions thereof, from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder will be assigned a single account number even though Shares for which Certificates have been issued will be accounted for separately.

         SECTION 10. FSS shall issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. If Shares are purchased without such request, FSS shall merely note on its stock registry records the issuance of the Shares and fractions thereof and credit the Unissued Certificate Account and the respective Shareholders' accounts with the Shares. Whenever Shares, and fractions thereof, owned by Shareholders are surrendered for redemption, FSS may process the transactions by making appropriate entries in the stock transfer records, and debiting the Unissued Certificate Account (if appropriate) and the record of issued Shares outstanding; it shall be unnecessary for FSS to reissue Share Certificates in the name of the Fund.

         SECTION 11. FSS shall also perform the usual duties and functions required of a stock transfer agent for a corporation, including but not limited to (i) issuing Share Certificates as treasury shares, as directed by Written Instructions, and (ii) transferring Share Certificates from one Shareholder to another in the usual manner. FSS may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed or authorized by a duly authorized person or persons, or by the Fund, or upon the advice of counsel for the Fund or for FSS. FSS may record any transfer of Share Certificates which it reasonably believes in good faith to have been duly authorized, or may refuse to record any transfer of Share Certificates if, in good faith, it deems such refusal necessary in order to avoid any liability on the part of either the Fund or FSS. The Fund agrees to indemnify and hold harmless FSS from and against any and all losses, costs, claims, and liability that it may suffer or incur by reason of such good faith reliance, action or failure to act.

         SECTION 12. FSS shall notify the Fund of any request or demand for the inspection of the Fund's share records. FSS shall abide by the Fund's instructions for granting or denying the inspection; provided, however, FSS may grant the inspection without such instructions if it is advised by its counsel that failure to do so will result in liability to FSS.

         SECTION 13. As soon as possible after 4:00 p.m., Eastern Time or such other time as the Fund may specify (the "Valuation Time") on each business day, FSS shall obtain from the Fund's Administrator a quotation (on which it may conclusively rely) of the net asset value, determined as of the Valuation time on that day. On each business day, FSS shall use the net asset value determined by the Fund's Administrator to compute the number of Shares and fractional Shares to be purchased and the aggregate purchase proceeds to be deposited with the Custodian. Having made these calculations, FSS shall upon receipt of Federal funds pay the Custodian the aggregate net asset value of Shares purchased. The aggregate number of Shares and fractional Shares purchased shall be issued on the day net asset value is determined and credited by FSS to the Unissued
Certificate Account (if appropriate) and the individual account of the Shareholder. FSS shall also credit each Shareholder's separate account with the number of Shares purchased by such Shareholder. FSS shall promptly thereafter mail written confirmation of the purchase to each Shareholder and to the Fund if requested. Each confirmation shall indicate the


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

prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

         SECTION 14. Prior to the Valuation Time on each business day, as specified in accordance with Section 13 above, FSS shall process all requests to redeem Shares in accordance with Section 10, and shall advise the Custodian of
(i) the total number of Shares available for redemption and (ii) the number of Shares and fractional Shares requested to be redeemed. Upon confirmation of the net asset value by the Fund's Administrator, FSS shall notify the Fund and the Custodian of the redemption, apply the redemption proceeds in accordance with
Section 15 and the Fund's Prospectus, record the redemption in the stock registry books, and debit the redeemed Shares from the Unissued Certificate Account (if appropriate) and the individual account of the Shareholder.

         In lieu of carrying out the redemption procedures described in the preceding paragraph, FSS may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders, provided that the sale price is not less than the applicable redemption price. The redemption procedures shall then be appropriately modified.

         SECTION 15. The proceeds of redemption shall be remitted by FSS in accordance with the Prospectus as follows:

         (a) By check mailed to the Shareholder at his address of record. Unless a Shareholder shall have authorized telephone redemptions or other forms of redemption permitted by the Prospectus, the redemption request and Share Certificates, if any, for Shares being redeemed must reflect a guarantee of the owner's signature by a domestic commercial bank or trust company or a member firm of a national securities exchange. Any officer of the Fund may authorize FSS in writing to waive the signature guarantee for any specific transaction or classes of transactions; or

         (b) By other procedures commonly followed by mutual funds, as set forth in the Prospectus and in a Written Instruction from the Fund and mutually agreed upon by the Fund and FSS.

         For purposes of redemption of Shares that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide FSS with Written Instructions concerning the time within which such requests may be honored.

         The authority of FSS to perform its responsibilities under Sections 14 and 15 shall be suspended if FSS receives notice of the suspension of the determination of the Fund's net asset value.

         SECTION 16. Upon the declaration of each dividend and each capital gains distribution by the Fund's Board of Directors, the Fund shall notify FSS of the date of such declaration, the amount payable per Share, the record date for determining the Shareholders entitled to payment and the payment date.

         SECTION 17. On or before each payment date, the Fund will transfer, or cause the Custodian to transfer, to FSS the total amount of the dividend or distribution currently payable subject to such netting arrangements as may be agreed to between the Fund and the Custodian. FSS will, on the designated payment date, reinvest all dividends in additional Shares and, to the extent provided by the Prospectus covering the Shares, mail to each Shareholder at his address of record a statement showing the number of full and fractional Shares (rounded to three decimal places) then owned by the Shareholder and the net asset value of such Shares; provided, however, that if a Shareholder elects to receive dividends in cash, FSS shall prepare a check in the appropriate amount and mail it to him at his address of record within five (5) business days after the designated payment date.

         SECTION 18. FSS shall maintain records regarding the issuance and redemption of Shares and dividend reinvestments. Such records will list the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. FSS agrees to make available upon request, and to preserve for the periods prescribed in Rule 31a-2 adopted pursuant to the Investment Company Act of 1940, any records related to services provided under this Agreement and required to be maintained by Rule 31a-1 of such Act.

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

         SECTION 19. FSS shall maintain those records necessary to enable the Fund to file, in a timely manner, Form N-SAR (Semi-Annual Report) or any successor monthly, quarterly or annual report required by the Investment Company Act of 1940, or rules and regulations thereunder.

         SECTION 20. FSS shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the performance of their duties.

         SECTION 21. In addition to the services described above, FSS will perform other services for the Fund as mutually agreed upon in writing from time to time, including but not limited to preparing and filing Federal tax forms with the Internal Revenue Service, and, subject to supervisory oversight by the Fund's Administrator, mailing Federal tax information to Shareholders, mailing semi-annual Shareholder reports, preparing the annual list of Shareholders, mailing notices of Shareholders' meetings, proxies and proxy statements and tabulating proxies. FSS shall answer Shareholder inquiries related to their share accounts and other correspondence requiring an answer from the Fund. FSS shall maintain dated copies of written communications from Shareholders, and replies thereto.

         SECTION 22. Nothing contained in this Agreement is intended to or shall require FSS, in any capacity hereunder, to perform any functions or duties on any day other than a business day (as disclosed in the Fund's prospectus). Functions or duties normally scheduled to be performed on any day which is not a business day shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 23. The Fund agrees to pay to FSS as compensation for its services the fees set forth in Schedule A to this Agreement, or as shall be set forth in written amendments to Schedule A approved by the parties from time to time. Such fees shall be accrued by the Fund daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Fees will begin to accrue on the effective date of this Agreement. FSS shall also be reimbursed for its out-of-pocket costs incurred in providing any services hereunder, including but not limited to the cost of any and all forms and stationery used, or specially prepared for use, in connection with its services hereunder, as well as the cost of postage, telephone, bank fees and electronic or facsimile transmission.

         SECTION 24. FSS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Fund or any Shareholder, excluding taxes assessed against FSS for compensation received by it hereunder.

         SECTION 25. FSS shall not be liable for any non-negligent action taken in good faith and reasonably believed by FSS to be within the powers conferred upon it by this Agreement. The Fund shall indemnify FSS and hold it harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable expenses for legal counsel) arising directly or indirectly out of or in connection with this Agreement; provided such loss, claim, damage, liability or expense is not the result of FSS's gross negligence or willful misconduct, and provided further that FSS shall give the Fund notice and reasonable opportunity to defend any such loss, claim, etc. in the name of the Fund or FSS, or both. Without limiting the foregoing:

         (a) FSS may rely upon the advice of the Fund or counsel to the Fund or FSS, and upon statements of accountants, brokers and other persons believed by FSS in good faith to be expert in the matters upon which they are consulted. FSS shall not be liable for any action taken in good faith reliance upon such advice or statements;

         (b) FSS shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions or certified copy of any resolution of the Fund's Board of Directors; provided, however, that upon receipt of a Written Instruction countermanding a prior Instruction that has not been fully executed by FSS, FSS shall verify the content of the second Instruction and honor it, to the extent possible. FSS may rely upon the genuineness of any such document, or copy thereof, reasonably believed by FSS in good faith to have been validly executed;

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

         (c) FSS may rely, and shall be protected by the Fund in acting, upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser, Corporation or other proper party or parties; and

         (d) FSS may, with the consent of the Fund, subcontract the performance of all, or any portion of, the services to be provided hereunder with respect to any Shareholder or group of shareholders to any agent of FSS and may reimburse any such agent for the services it performs; provided that no such reimbursement will increase the amount payable by the Fund pursuant to this Agreement.

         SECTION 26. Upon receipt of Written Instructions, FSS is authorized to make payment upon redemption of Shares without a signature guarantee, and the Fund hereby agrees to indemnify and hold FSS harmless from any and all expenses, damages, claim, suits liabilities, actions, demands or losses whatsoever arising out of or in connection with such payment if made in accordance with such Written Instructions. Upon the request of FSS, the Fund shall assume the entire defense of any such action, suit or claim. FSS shall notify the Fund in a timely manner of any such action, suit or claim.

         SECTION 27. The Fund shall deliver, or cause to be delivered, over to FSS (i) an accurate list of Shareholders of the Fund, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding Share Certificates or by non-certificate Share accounts and (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by FSS under this Agreement (collectively referred to as the "Materials"). The Fund shall indemnify and hold FSS harmless from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of the Materials or to provide any information in the Fund's possession needed by FSS to knowledgeably perform its functions.

         SECTION 28. FSS shall, at all times, act in good faith and shall use whatever methods it deems appropriate to ensure the accuracy of all services performed under this Agreement. FSS shall be liable only for loss or damage due to errors caused by FSS's negligence, bad faith or willful misconduct, or that of its employees.

         SECTION 29. This Agreement may be amended from time to time by a written supplemental agreement executed by the Fund and FSS and without notice to or approval of the Shareholders; provided this Agreement may not be amended in any manner which would substantially increase the Fund's obligations hereunder unless the amendment is first approved by the Fund's Board of Directors. The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and FSS may conclusively rely on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate any requirement of its Articles of Incorporation, By-Laws or Prospectus, or any rule, regulation or requirement of any regulatory body.

         SECTION 30. The Fund shall file with FSS a certified copy of the operative resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

         SECTION 31. The terms, as defined in this Section, whenever used in this Agreement or in any amendment or supplement hereto, shall have the meanings specified below, insofar as the context will allow.

         (a) The Fund: The term Fund shall mean Sound Shore Fund, Inc. as defined in the preamble of this Agreement.

         (b) Custodian; Custodian Agreement: The term Custodian shall mean The First National Bank of Boston or any successor or other custodian acting as such for the Fund. The term Custodian Agreement shall mean the agreement or agreements between the Fund and the Custodian or Custodians providing for custodial services to the Fund.

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

         (c) Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

         (d) Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

         (e) Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund, as reflected on the stock registry records of the Fund.

         (f) Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

         (g) Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSS in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably believed in good faith by FSS to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions on behalf of the Fund.

         (h) Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FSS in original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by FSS to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

         (i) Corporation's Administrator: The term Corporation's Administrator shall mean Forum Administrative Services, LLC., or any successor thereto who acts as the administrator of the Fund.

         SECTION 32. In the event that any check or other order for the payment of money is returned unpaid for any reason, FSS shall promptly notify the Fund of the non-payment.

         SECTION 33. Either party may give sixty (60) days written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice. Upon notice of termination, the Fund shall use its best efforts to obtain a successor transfer agent. If a successor transfer agent is not appointed within ninety (90) days after the date of the notice of termination, the Board of Directors of the Fund shall, by resolution, designate the Fund as its own transfer agent. Upon receipt of written notice from the Fund of the appointment of the successor transfer agent and upon receipt of Oral or Written Instructions, FSS shall, upon request of the Fund and the successor transfer agent and upon payment of FSS's reasonable charges and disbursements, promptly transfer to the successor transfer agent the original or copies of all books and records maintained by FSS hereunder and cooperate with, and provide reasonable assistance to, the successor transfer agent in the establishment of the books and records necessary to carry out its responsibilities hereunder.

         SECTION 34. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties.

         Notice to the Fund shall be given as follows until further notice:

                  Sound Shore Fund, Inc.
                  Two Portland Square
                  Portland, Maine 04101

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

         Notice to FSS shall be given as follows until further notice:

                  Forum Shareholder Services, LLC
                  Two Portland Square
                  Portland, Maine 04101
                  Attn.:  John Y. Keffer

         Copies of any notice delivered under this section shall be sent to:

                  Sound Shore Management, Inc.
                  8 Sound Shore Drive
                  Greenwich, Connecticut 06836
                  Attn.:  T. Gibbs Kane, Jr.

         SECTION 35. The Fund represents and warrants to FSS that the execution and delivery of this Agreement by the undersigned officer of the Fund has been duly and validly authorized by resolution of the Fund's Board of Directors. FSS represents and warrants to the Fund that the execution and delivery of this Agreement by the undersigned officer of FSS has also been duly and validly authorized.

         SECTION 36. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original, and shall become effective on the date first written above unless otherwise agreed by the parties. Unless sooner terminated pursuant to Section 33, this Agreement will continue for a period of two years from the date hereof and will continue in effect thereafter only if such continuance is specifically approved at least annually by the Board of Directors or by a vote of the Shareholders of the Fund.

         SECTION 37. This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of FSS or by FSS without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and is qualified to act under the Investment company Act of 1940, as amended from time to time.

         SECTION 38. This Agreement shall be governed by the laws of the State of New York.

                  WITNESS the following signatures:


                                             SOUND SHORE FUND, INC.


                                             ------------------------
                                             T. Gibbs Kane, Jr.
                                             President


                                             FORUM SHAREHOLDER SERVICES, LLC.


                                             ------------------------
                                             John Y. Keffer
                                              President



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



                             SOUND SHORE FUND, INC.
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A
                                      FEES


         For its services hereunder, FSS will receive fees equal to 0.10% of the annual average daily net assets of the Fund. Such fees shall be payable monthly in arrears on the first day of each calendar month for services performed during the prior calendar month.




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